As filed with the Securities and Exchange Commission on June 22, 2007
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   EURAND N.V.
             (Exact name of registrant as specified in its charter)

   The Netherlands                                          98-0455653
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                        Identification Number)
                                  Olympic Plaza
                             Fred. Roeskestraat 123
                                1076 EE Amsterdam
                                 The Netherlands
                    (Address of principal executive offices)

                    ----------------------------------------
                       Eurand N.V. 1999 Stock Option Plan
                            (Full title of the plan)
                    ----------------------------------------

                              Eurand, Incorporated
                                845 Center Drive
                                 Vandalia, Ohio
                                 (937) 898-9669
 (Name, address and telephone number, including area code, of agent for service)
                    ----------------------------------------

                                   Copies to:
                             Steven J. Gartner, Esq.
                             Mark A. Cognetti, Esq.
                          Willkie Farr & Gallagher LLP
                               787 Seventh Avenue
                               New York, NY 10019
                                 (212) 728-8000
                    ----------------------------------------

                         CALCULATION OF REGISTRATION FEE

========================= ======================= ======================== ====================== =====================
 Title of securities to        Amount to be          Proposed maximum        Proposed maximum          Amount of
     be registered            registered (1)        offering price per      aggregate offering      registration fee
                                                           share                   price
------------------------- ----------------------- ------------------------ ---------------------- ---------------------
Ordinary Shares (euro)0.01
par value per share             4,754,007               $16.00 (2)            $76,064,112              $2,335.17
Ordinary Shares (euro)0.01
par value per share              634,851                $15.39 (3)           $9,770,357 (3)             $299.95
                                                                                                    Total: $2,635.12
========================= ======================= ======================== ====================== =====================
=======================================================================================================================

     (1) This Registration Statement covers 5,388,858 ordinary shares of Eurand N.V., (euro)0.01 par value per share (the "Ordinary Shares"), issuable pursuant to the Eurand N.V. 1999 Stock Option Plan (the "Plan"), 4,754,007 of which are subject to outstanding options and 634,851 of which are subject to potential future grants. In addition, this Registration Statement covers an indeterminable number of additional Ordinary Shares as may hereafter be offered or issued pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act").

     (2) Represents the maximum per-share exercise price for all outstanding options.

     (3) Estimated solely for calculating the amount of the registration fee with respect to the shares subject to potential future grants. This portion of the registration fee has been calculated pursuant to Rule 457(h) under the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents, filed with the Securities and Exchange Commission (the "Commission") by Eurand N.V., a public limited liability company organized in the Netherlands (the "Company"), are incorporated by reference into this Registration Statement:

          (a) the Company's Prospectus filed on May 1, 2007, pursuant to Rule 424(b) under the Securities Act, in connection with the Company's Registration Statement on Form F-1, Registration No. 333-142481, as amended by Amendments Nos. 1 and 2, filed on May 14, 2007 and May 15, 2007, respectively, pursuant to the Securities Act (collectively, the "Company Prospectus"); and

          (b) the description of the Ordinary Shares incorporated by reference into the Company's Registration Statement on Form 8-A, filed on May 4, 2007, pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), as amended by Amendment No. 1 on Form 8-A/A, filed on May 11, 2007, pursuant to the Exchange Act, which description is contained in the Company Prospectus.

          In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.   DESCRIPTION OF SECURITIES

          Inapplicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Inapplicable.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Under Dutch law, indemnification provisions may be included in the articles of association and accordingly the Company's articles of association as amended on May 22, 2007 provide that the Company shall indemnify any of its directors against all adverse financial effects incurred by such person in connection with any action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably could believe to be in or not opposed to its best interests. In addition, in connection with the Company's initial public offering, the Company entered into indemnification agreements with its directors and officers.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Inapplicable.

Item 8.   EXHIBITS

Exhibit No.
-----------

     5 Opinion of NautaDutilh N.V. with respect to the legality of the securities to be issued pursuant to the Plan.

     23.1 Consent of Ernst & Young with respect to the consolidated financial statements of the Company.

     23.2      Consent of NautaDutilh N.V. (contained in Exhibit 5).

     24 Power of Attorney (reference is made to the signature page hereto).

Item 9.   UNDERTAKINGS

          1. The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to, the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands on the 22nd day of June, 2007.

                                                  Eurand N.V.


                                                  By:  /s/ Gearoid Faherty
                                                     ---------------------------
                                                     Gearoid Faherty
                                                     Chief Executive Officer

     Each of the undersigned officers and directors of Eurand N.V. hereby severally constitutes and appoints Gearoid Faherty and Mario Crovetto, and each of them, as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




           Signature                        Title                       Date
           ---------                        -----                       ----


/s/ Gearoid M. Faherty              Chief Executive Officer        June 22, 2007
-------------------------------     (principal executive
Gearoid M. Faherty                  officer)


/s/ Mario Crovetto                  Chief Financial Officer        June 22, 2007
-------------------------------     (principal accounting and
Mario Crovetto                      financial officer)


/s/ Nicholas J. Lowcock             Director                       June 22, 2007
-------------------------------
Nicholas J. Lowcock


/s/ Alexsandar Erdeljan             Director                       June 22, 2007
-------------------------------
Alexsandar Erdeljan


/s/ William J. Jenkins              Director                       June 22, 2007
-------------------------------
William J. Jenkins


/s/ John Fraher                     President, Eurand,             June 22, 2007
-------------------------------     Incorporated, Authorized
John Fraher                         Representative in the U.S.

                                INDEX TO EXHIBITS


Exhibit No.
--------------------------------------------------------------------------------

     5 Opinion of NautaDutilh N.V. with respect to the legality of the securities to be issued pursuant to the Plan.

     23.1 Consent of Ernst & Young with respect to the consolidated financial statements of the Company.

     23.2      Consent of NautaDutilh N.V. (contained in Exhibit 5).

     24 Power of Attorney (reference is made to the signature page hereto).